UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2014 we received notice from the NYSE MKT LLC (NYSE-MKT) that the NYSE-MKT has accepted our plan to regain compliance with continued listing standards of the NYSE-MKT.  As a result, the NYSE-MKT is continuing our listing and has granted us an extension until May 31, 2015 to regain compliance with the continued listing standards of the NYSE-MKT.  We will be subject to periodic review by the NYSE-MKT during the extended plan period.

We previously received notice from the NYSE-MKT that we were not in compliance with NYSE-MKT’s continued listing standards set forth in Section 1003(a)(i) of the NYSE-MKT Company Guide because we reported stockholders’ equity of less than $2,000,000 as of March 31, 2014 and net losses in two of our three most recent fiscal years and Section 1003(a)(ii) of the Company Guide because we reported stockholder’s equity of less than $4,000,000 as of March 31, 2014 and net losses in three of our four most recent fiscal years.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 21, 2014, we appointed Mr. Harry O’Grady as our Chief Financial Officer and Dr. Antony Pfaffle as our Chief Scientific Officer.

Mr. O’Grady has been the Vice President, Finance, CFO, for Dey/Mylan Specialty, L.P. since 2010.  Prior to that, Mr. O’Grady was a Vice President, Finance – Sterile Business Unit, at Catalent Pharma Solutions, Inc. from 2008 through 2010.  From 2006 through 2008, he was the Vice President, Business Planning and Administration, at Bayer Healthcare Pharmaceuticals, Inc.  He was also the Vice President, Finance and Controlling at Bayer from 2004 through 2006, and the Controller at Bayer from 2001 to 2003. From 1995 through 2003, Mr. O’Grady held several other positions with Bayer.  Mr. O’Grady, a certified public accountant, received his Bachelor of Business Administration in Accounting from Pace University, and his Masters of Business Administration from Lehigh University.

Dr. Pfaffle has been a director of CorMedix since February 2007 and, effective January 1, 2013, became our Acting Chief Scientific Officer. Dr. Pfaffle has been Director of Healthcare Research at Bearing Circle Capital, L.P., an investment fund, since May 2007. Dr. Pfaffle was an Advisory Medical Director for ParagonRx, an Inventiv Company specializing in drug and device risk evaluation and mitigation. He was a Managing Director at Paramount BioCapital, Inc. and Senior Vice-President of Business Development at Paramount BioSciences, LLC from December 2005 to May 2007. Dr. Pfaffle was a Principal and Founder of Black Diamond Research, an investment research company, from July 2001 to December 2005. Dr. Pfaffle is an internist who practiced nephrology at New York Hospital-Weill Cornell Medical Center, Lenox Hill Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Pfaffle received his M.D. from New York Medical College in 1989.

Pursuant to their respective employment agreements, we agreed to pay a base salary of $230,000 to Mr. O’Grady and $200,000 to Dr. Pfaffle.  Additionally, we agreed to review each of Mr. O’Grady and Dr. Pfaffle’s (each, an “Executive”) salary in early 2015 with the goal of achieving market value for a CFO or CSO, respectively, with such Executive’s experience operating in a company of similar size and with revenue similar to CorMedix, but in any event not less than $230,000 and $200,000, respectively.  Mr. O’Grady will be eligible to participate in the Short Term Incentive Plan (STIP) beginning January 1, 2015, with a target award opportunity equal to 40% of his base salary.  Dr. Pfaffle is eligible to participate in the STIP beginning on his employment date.  His 2015 target award opportunity is equal to 30% of his base salary.

Pursuant to the employment agreement, we also granted Mr. O’Grady an option to purchase 100,000 shares of our common stock.  One-fourth of the shares underlying the option will vest on July 21, 2014, and one-fourth on each annual anniversary thereafter, subject to Mr. O’Grady’s continued employment with our company.

Upon a change of control of the Company, as defined in each Executive’s employment agreement, all shares of capital stock of the Company held by such Executive that are subject to vesting (“Restricted Stock”) and all options to purchase shares of capital stock of the Company (“Options”) will be accelerated and deemed to have vested as of the date of the change of control.

If the Executive’s employment is terminated, we will pay him his base salary and benefits otherwise payable to him through the last day of his actual employment, including any earned but unpaid bonuses.  In addition, if the Executive’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable (i) his base salary for 180 days after the termination of his employment, and (ii) additional benefits, if any, as may be provided under applicable employee benefit plans, programs and arrangements of the Company.  All shares of Restricted Stock and Options that are scheduled to vest on or before the next succeeding anniversary of the date of his employment agreement will be accelerated and deemed to have vested as of the termination date.  All other shares of Restricted Stock and Options that have not vested or been deemed to have vested will be forfeited to the Company.

If we terminate the Executive’s employment without “cause” (as defined in the Executive’s employment agreement) or the Executive terminates his employment for “good reason” (as defined in the employment agreement), then we will (i) pay the Executive his then-current salary for 12 months, and (ii) provide the Executive such other benefits, if any, as may be provided under applicable employee benefit plans, programs and arrangements of the Company.  In addition, any all Restricted Shares and unvested Options will be accelerated and deemed to have vested as of the termination date.

If we terminate the Executive’s employment for cause, we will provide him such benefits, if any, as may be required under applicable law, but the Executive will not be entitled to any other compensation or benefits.  All Restricted Shares that have not vested will be forfeited to the Company and all unexercised Stock Options, whether vested or unvested, will immediately terminate.

Each Executive’s employment agreement also contains non-disclosure, assignment of inventions, non-competition, and non-solicitation obligations.

The foregoing description of the Executive’s employment agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

There are no family relationships between Mr. O’Grady and Dr. Pfaffle and any other director or executive officer of ours or any person nominated or chosen by us to become a director or executive officer of ours.  There are no transactions with us in which Mr. O’Grady or Dr. Pfaffle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

   (d)   Exhibits

Exhibit No.	Description

10.25	Employment Agreement between CorMedix, Inc. and Harry O’Grady, dated July 21, 2014.

10.26	Employment Agreement between CorMedix, Inc. and Dr. Antony Pfaffle, dated July 21, 2014.

99.1	Press release dated July 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2014	CORMEDIX INC.

	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer